USOL HOLDINGS, INC.
                         EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the "Agreement") is made and entered into this 14th day of November, 2001, by and between USOL HOLDINGS, INC., an Oregon corporation (the "Company"), its successors and assigns, and JAMES W. LIVINGSTON ("Employee").

A. The Company is engaged in the business of providing integrated telecommunications and entertainment services to residents of multi-family apartment and condominium complexes including but not limited to cable television, enhanced local and long-distance telephone services, and high-speed Internet access. These activities, together with activities that the Company enters into during Employee's employment, are collectively referred to in this Agreement as the "Business of the Company."

B. Employee has been serving as the Company's Chief Executive Officer.

C. The Company wishes to continue to employ Employee and Employee desires to accept such continued employment on the terms and conditions set forth in this Agreement.

D. Employee possesses and will continue to possess Confidential Information (as defined below) as a result of his ongoing relationship with the Company. Following the execution of this Agreement by Employee, the Company agrees to provide Employee with continued access to new Confidential Information. In exchange for the continued provision of such Confidential Information, Employee agrees not to reveal or disclose Confidential Information and to enter into certain restrictive covenants as stated in this Agreement.

         NOW, THEREFORE, for and in consideration of the promises and mutual agreements set forth in this Agreement, the parties hereby agree as follows:

1.       DUTIES OF EMPLOYMENT

         While subject to change as conditions warrant, Employee shall be employed as the Chief Executive Officer and the President of the Company with such duties and performance requirements as are typically performed by individuals with similar job titles in similarly sized companies and such other duties as may be assigned or delegated to or requested of him from time to time by the Board of Directors. It is anticipated that Employee shall serve on the Company's Board of Directors while also serving as the Chief Executive Officer and President; however, Employee agrees to resign any and all positions that he holds on the Company's Board of Directors immediately upon his separation from employment regardless of the circumstances. The Company and Employee acknowledge that Employee currently resides in Dallas, Texas. Employee agrees that he shall relocate his principal residence from Dallas, Texas to the Austin, Texas metropolitan area. Until such time as Employee relocates his principal residence to the Austin, Texas metropolitan area, Employee agrees to reside in the Austin,

Texas metropolitan area Monday through Friday of every week and, if possible, shall acquire temporary living accommodations in an apartment complex for which the Company or any of its subsidiaries provides services. Employee shall devote a majority of his time, attention, skill and efforts to the performance of his duties for the Company, which shall be at a level that is reasonably comparable to the generally prevailing standards for individuals with similar job titles in similarly sized companies. Employee agrees to follow and abide by all of the lawful policies, rules, and procedures of the Company in effect during the course of his employment.

2.       LOYALTY, NONINTERFERENCE, NONSOLICITATION & NONCOMPETITION

(a) Employee acknowledges his fiduciary duty of loyalty to the Company, and agrees not to engage in any activity during the term of his employment by the Company which will or could materially harm the business, business interests or reputation of the Company. Without limiting the foregoing, Employee will not directly or indirectly engage in competition with the Company at any time during his employment by the Company and will not, on his own behalf, or as another's agent, employee, partner, or otherwise, engage in any duties similar to those required by Employee's position with the Company, other than as an employee of the Company pursuant to this Agreement.

(b) Except as shall be fully disclosed to the Board of Directors of the Company and consented to by a majority of the members of the Company's Board of Directors, Employee hereby represents and warrants that (i) he has no, and during the term of this Agreement will not have any, affiliation, direct or indirect, with any person, firm or other entity that is in any way affiliated with any member of the Board of Directors of the Company (collectively referred to as "Prohibited Parties"), and (ii) no commissions, finder's fees or other payments of any kind will be paid by Employee to any Prohibited Party or any affiliates thereof resulting from Employee's employment by the Company. Employee shall be compensated for any business opportunities developed prior to
Employee's employment and disclosed to and consented to by a majority of the members of the Company's Board of Directors, if the Company exploits such business opportunities.

(c) Employee acknowledges that the Company has, over a period of time, developed and will continue, over a period of time, to develop, significant relationships and goodwill between itself, and its clients, customers, vendors, suppliers and candidates, by providing superior service to its clients, customers, vendors, suppliers and candidates. Employee recognizes that the relationships that he develops with these clients, customers, vendors, suppliers and candidates during the period of his employment by the Company constitutes part of the valuable goodwill of the Company. Employee agrees that he will not interfere with the business relationships or goodwill of the Company.

(d) Employee also recognizes that because there is a limited market for the type of products and services performed by the Company, the Company faces a legitimate and significant potential for injury from competition by former employees competing or working for competitors of the Company. In order to

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

facilitate the enforcement of these obligations, including but not limited to Employee's obligation to respect Confidential Information, Employee agrees that upon his separation from employment with the Company for any reason, voluntarily or involuntarily, for a period of 6 months following the date of separation from employment, Employee will not, either directly or indirectly, on his own account or as an agent, stockholder, owner, employer, employee or otherwise:

         (i) solicit any business from any Customer of the Company for purposes of providing products or services similar to those offered by the Company. For purposes of this Agreement, the term "Customer" includes those persons or entities (i) that are customers of the Company at the time of Employee's separation from employment; or (ii) are past or potential customers of the Company that Employee may have contacted or otherwise have knowledge of during his employment;

         (ii) compete with the Company, directly or indirectly, by engaging in, becoming employed by, becoming a shareholder, consultant, partner, lender, principal, agent or becoming an equity owner of more than 5% of an entity's outstanding ownership interest by vote or by value, or entering into any other relationship whatsoever with an entity that competes with the Company or an entity that engages in activities that are similar to the Business of the Company in any geographic area in which the Company is operating at the time of Employee's separation from employment;

         (iii) contact or approach either directly or indirectly for his own individual purposes or those of another, any employee of the Company for the purpose of attempting to or actually soliciting or hiring that employee on his own account, or on account of another.

3.       CONFIDENTIAL INFORMATION

(a) During and after his employment by the Company, Employee agrees that he will hold all Confidential Information (as defined herein) in strictest confidence and will not, directly or indirectly, use for his own benefit or disclose any Confidential Information unless such disclosure is (i) to an employee of the Company who has a need to know the information and is under a duty of confidentiality; (ii) authorized in writing by an officer of the Company; or
(iii) required by law.

(b) Employee agrees that he will not knowingly cause any Confidential Information, including without limitation any software or technical data received from the Company, to be downloaded, shipped, transferred, exported or re-exported, in violation of United States export law.

(c) If Employee separates from employment with the Company for any reason, Employee agrees that he will promptly (i) return all property, records, files, documents, materials and copies relating to the business of the Company which came into the possession of Employee during his employment, (ii) after returning the original data to the Company in useable format, Employee will destroy all

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

such information stored on computers or disk storage owned or controlled by Employee; and (iii) within 30 days of receipt of the Company's written request, provide the Company with a sworn affidavit verifying that all such materials have been returned to the Company or destroyed.

(d) For purposes of this Agreement, the term "Confidential Information" includes information disclosed to the Employee or known to the Employee as a consequence of his employment with the Company (including information developed by the Employee) concerning the Company's trade secrets, processes, data, experimental or developmental work, and inventions (whether or not reduced to writing and whether or not patentable or protected by copyright) including, without limitation, the following:

         (i) information concerning the Company's proprietary software, including but not limited to documentation, source code, object code, algorithms, logic, design, procedures, databases, structure and organization of any proprietary software and documentation, all prior versions of any proprietary software and documentation, new versions, enhancements and improvements to any proprietary software and documentation;

         (ii) proprietary software products in use, planned or under development, including operating system adaptations or enhancements, language compilers, interpreters and translators, system design and evaluation tools, and application programs;

         (iii) research currently in use, planned or under development;

         (iv)   information   relating  to  the   Company's   employees,   their
compensation, benefits, skills, performance, and the Company's staffing levels and objectives;

         (v) actual and anticipated relationships between the Company and other companies; sales levels, profit levels, pricing, budget, and other unpublished financial data; marketing techniques, strategies, business projections, business plans and strategies, sales techniques, strategies and methods of conducting business;

         (vi) confidential or proprietary information from third parties, like customers or vendors, subject to a duty on the Company's part to maintain confidentiality and use only for certain limited purposes.

         (vii) The term "Confidential Information" does not include any information that Employee was aware of prior to his employment by the Company, information that is a matter of public record, information contained in any document filed or submitted to any governmental entity subject to public disclosure, any information that is common knowledge in any industry in which the Company does business, or any information that is known to the Company's competitors.

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

4.       INVENTIONS OR DISCOVERIES

(a) Employee acknowledges that if, during his employment, he creates or makes, in whole or in part, any inventions, discoveries, trade secrets, improvements, computer programs, methods, processes, databases, or other business knowledge that is related to the current or prospective business or activities of the Company, whether or not using any assets of the Company (collectively referred to as "Inventions"), such Inventions shall belong to the Company.

(b) Employee agrees that any and all Inventions, including without limitation all rights in plans, models, prototypes, and databases created, authored, or developed by Employee, either individually or jointly with others, during the term of Employee's employment, where such Inventions were created pursuant to the performance of Employee's duties or relate to the subject matter of Employee's employment are the sole and exclusive property of the Company and its assigns, and that the Company and its assigns shall be the sole owner of all patents, copyrights, registrations and other rights in connection therewith. Employee irrevocably assigns to the Company, all his right, title, and interest in and to any and all Inventions and related intellectual property rights. Employee's obligations apply without regard to whether an idea for an Invention or the solution to a problem occurs to him on the job or elsewhere. The Company is not required to distribute or market any Invention, or to designate the Employee as an author of any Invention (except as required by law), or other work of authorship if such Invention is distributed publicly.

(c) During Employee's employment with the Company, Employee will create and retain current written records of all Inventions created, authored, or developed by Employee, either individually or jointly with others, during the term of Employee's employment, where such Inventions are created pursuant to the performance of Employee's duties or relate to the subject matter of Employee's employment in the form of notes, sketches, written descriptions and drawings, where applicable, recognizing that all such records are and will remain the sole property of the Company at all times. If the Company has no interest in perfecting its rights in the Invention, the Company may, at its sole discretion, if requested, release Employee in writing from his obligations relating specifically to that Invention.



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

5.       WORKS OF AUTHORSHIP

Employee agrees that the Company will be the copyright owner of all copyrightable works of every kind and description, including but not limited to designs, software, firmware, computer programs, database, internal reports, compilations of data, and publications both printed and electronic (collectively referred to as "Works of Authorship") created, authored, or developed by Employee, either individually or jointly with others, during the term of Employee's employment, where such Works of Authorship are created pursuant to the performance of Employee's duties or relate to the subject matter of Employee's employment. Employee agrees that all Works of Authorship created at the direction of or for the Company, or which relate in any way to the business of the Company, are made by the Employee, solely or jointly with others, within the scope of his employment and are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act. If any Works of Authorship do not fall within the statutory definition of "works made for hire," Employee irrevocably assigns all of his right, title and interest in and to the copyright, and related intellectual property rights in such Works of Authorship.

6.       POST EMPLOYMENT ACTIVITIES

Employee agrees that, at the time of leaving the employ of the Company, Employee will deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all Inventions, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment and other documents or property or copies thereof developed by Employee pursuant to his employment with the Company or otherwise belonging to the Company, its successors and assigns. Upon the Company's request, Employee agrees to certify the same in writing to the Company.

7.       COOPERATION WITH COMPANY

         Employee will promptly execute, verify and deliver all papers and documents necessary to vest in the Company all right, title and interest in and to the Inventions and Works of Authorship. At the Company's request and expense, Employee will assist the Company in applying for, perfecting, evidencing, maintaining, protecting and enforcing any form of intellectual property protection accorded to such Inventions and Works of Authorship including, without limitation, giving evidence and testimony in support of the Company. Employee will assign to the Company the Inventions and Works of Authorship and any patents, copyrights and other registrations granted thereon. At the Company's expense, Employee agrees to assist the Company in every way proper to enforce all of the Company's rights in and to Inventions, Works of Authorship and Confidential Information, both during employment and thereafter. The Company agrees to compensate Employee at a reasonable rate (but no less than Employee's total compensation earned on an average, calculated on an hourly basis, based on a 40-hour week, at the time of his termination from employment) after separation from employment for time actually spent by Employee at the Company's request on such assistance.

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

8. VIOLATION

Employee agrees that a material violation of his obligations under this Agreement, either during employment or after separation from employment, will cause irreparable harm to the Company. Employee agrees that the Company has the right to enforce any of the obligations under this Agreement through legal and/or equitable remedies, including but not limited to obtaining an injunction, without bond. The assertion or existence of any material breach of this Agreement, or other obligation by the Company to Employee, will not constitute a defense to the enforcement of Employee's obligations under this Agreement.

9. Compensation: During the Term of this Agreement (as defined herein), the Company shall pay Employee the following compensation:

(a) Base Salary. Employee shall receive a base salary (the "Base Salary") of $180,000.00 per year, payable in accordance with the Company's ordinary payroll policies and procedures. The Base Salary may be reviewed periodically thereafter by the Company and may be increased in the sole discretion of the Company. The Company shall withhold from the Base Salary the prescribed federal income tax, social security and other items as required by law, for other items consistent with the Company's policy with respect to health insurance and other benefit plans, and as otherwise authorized by Employee.

(b) Business Expenses. The Company shall directly reimburse Employee for any and all, reasonable expenses incurred by Employee in connection with the performance of Employee's duties pursuant to this Agreement and in compliance with the Company's policies and procedures. Employee shall provide the Company with a written accounting of such expenses on a form acceptable to the Company and satisfying any applicable federal income tax reporting or record keeping requirements, within 30 days following the date upon which the expense was incurred. Any reimbursement requests which do not comply fully with this paragraph may be rejected by the Company without recourse by Employee.

(c) Employee Benefits. Employee, if eligible, shall be entitled to participate in all available benefit programs that may be offered to other similarly situated employees ("Employee Benefits"). Such benefit programs are subject to change from time to time. The Company agrees to pay the entire premium for any health care coverage for both Employee and his dependents, if any.

(d) Bonus. Employee shall receive a one time lump sum starting bonus of $20,000 payable upon the full execution of this Agreement. Employee agrees that within three months of his receipt of the starting bonus, he will purchase $20,000 worth of the Company's outstanding common stock in open market transactions. Employee may receive from the Company, in addition to the Base Salary, future bonus payments as the Board of Directors of the Company may specify in its sole discretion.

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

(e) Vacation. Employee shall be entitled to 4 weeks of paid vacation per year. Each year will be calculated using Employee's anniversary date of hire. Such vacation shall accrue in accordance with Company policy. Unused, accrued vacation may not be carried forward into subsequent years and, except as otherwise provided herein, no payment for accrued vacation will be made upon termination of employment.

(f) Stock Options. Effective upon approval by the Company's Board of Directors, the Company shall grant to Employee, incentive options, pursuant to the terms of the Company's stock option plan and standard incentive stock option award agreement, for the purchase of 250,000 shares of the Company's common stock at an exercise price equal to the fair market value of the stock on the date of grant. Options to purchase 62,500 of the shares shall be fully vested upon the date of grant, with the remaining options vesting in three equal annual installments of 62,500 shares each on the first, second and third anniversary date of the grant.

(g) Relocation Expenses. The Company agrees to reimburse Employee for a limited amount of properly documented and reasonable relocation expenses for Employee to relocate his residence to the Austin, Texas metropolitan area. If the Company requires Employee to relocate outside of the Austin, Texas metropolitan area, the Company agrees to reimburse Employee for a limited amount of properly documented and reasonable relocation expenses. The amount of expenses to be reimbursed for any relocation must be pre-approved by the Board of Directors.

(h) Other Expenses. The Company agrees to reimburse Employee for the reasonable rent cost associated with temporary living accommodations in the Austin, Texas metropolitan area up to a maximum of $2,000.00 per month. In addition, the Company agrees to reimburse Employee for reasonable travel expenses to and from Dallas, Texas, including weekly round trip air fair, taxi fair, and parking up to a maximum of $800.00 per month. These additional expenses will be reimbursed by the Company until the earlier of (i) Employee's relocation of his principal residence to the Austin, Texas metropolitan area; or (ii) November 1, 2002. Employee shall provide the Company with a written accounting of such expenses on a form acceptable to the Company and satisfying any applicable federal income tax reporting or record keeping requirements, within 30 days following the date upon which the expense was incurred. Any reimbursement requests which do not comply fully with this paragraph may be rejected by the Company without recourse by Employee.

10.      TERM AND TERMINATION

(a) Unless otherwise terminated pursuant to the terms of Section 10(b) of this Agreement, this Agreement shall commence on November 14, 2001 and shall expire on November 13, 2003 (the "Term"). Notwithstanding the foregoing, the obligations of Employee under Sections 2 through 8 of this Agreement shall survive the expiration of the Term.

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

(b)      Employee's employment may be terminated as follows:

         (i) The Company may terminate Employee's employment at any time for "Cause." For purposes of this Agreement, "Cause" to terminate Employee's employment may consist of any of the following: (a) Employee's personal misconduct of such a nature as to render his continued employment likely to be detrimental to the Company; (b) Employee's failure or refusal to satisfactorily perform his duties and responsibilities; (c) dishonesty that relates to the performance of Employee's duties for the Company; (d) breach of fiduciary duty to the Company; (e) conviction of a felony or crime of moral turpitude; (f) violence or threats of violence to Company personnel or on Company premises; (g) misappropriation of Company funds or property; (h) Employee's death; or (i) unauthorized use or disclosure of the Company's Confidential Information or material violation of the covenants and agreements contained in this Agreement. If the Company terminates Employee's employment for Cause, Employee shall be entitled to receive any unpaid Base Salary, bonus and Employee Benefits earned pro rata to the effective date of termination but shall not be entitled to receive any amounts otherwise required to be paid by the Company on a date following such termination under any bonus, incentive or other plan adopted by the Company.

         (ii) The Company may terminate Employee's employment at any time without Cause by providing the employee with 15 days written notice of its intent to terminate Employee without Cause. The Company may elect to relieve Employee of Employee's duties under this Agreement during the 15 day period following notice of termination. If the Company terminates Employee's employment without Cause, Employee shall be entitled to receive as full and final satisfaction of any and all claims under this Agreement any unpaid Base Salary, bonus and Employee Benefits earned pro rata to the effective date of termination. In addition, if Employee agrees to execute a release agreement releasing the Company from any and all claims, Employee shall be entitled to receive (a) continuation of his Base Salary for a period of six (6) months; (b) reimbursement of up to six (6) months COBRA premiums should Employee elect continuation of coverage under COBRA; and (c) immediate vesting of any unvested options that would have vested if Employee had continued to be employed by the Company through the earlier date of: (x) six (6) months after Employee's termination, or (y) the annual anniversary date of Employee's option grant occurring after Employee's termination (the "Severance Package"). Receipt of the Severance Package is contingent upon Employee's compliance with his continuing obligations to the Company under Sections 2, 3, 6, 7, and 8 of this Agreement.

         (iii) If Employee becomes physically or mentally disabled, whether totally or partially, as evidenced by the written statement of a competent physician licensed to practice medicine in the United States, so that the Employee is unable to perform the essential functions of his job with reasonable accommodation for a period of twelve consecutive weeks, or (ii) for shorter periods aggregating twelve weeks during any period of twelve consecutive months, the Company may at any time after the last day of the twelve consecutive weeks of disability, or the day on which the shorter periods of disability equal an aggregate of twelve weeks within a period of twelve consecutive months,

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

terminate Employee's employment hereunder. If such right is exercised, the Company's obligation to Employee shall be the Severance Package as set forth in
Section 10(b)(ii) hereinabove. In the event Employee qualifies for any short term or long term disability benefits, Employee recognizes that the Company shall be entitled to an offset for any such disability payments Employee receives by a like dollar for dollar reduction in the payments under the Severance Package.

         (iv) If Employee is terminated without Cause or resigns for Good Reason (as defined herein) within one year following a Change of Control (as defined herein), and Employee agrees to execute a release agreement releasing the Company from any and all claims, Employee shall be entitled to receive (a) continuation of his Base Salary for a period of twelve (12) months; (b) reimbursement of up to twelve (12) months COBRA premiums should Employee elect continuation of coverage under COBRA; and (c) immediate vesting of any unvested options (the "Enhanced Severance Package"). Receipt of the Enhanced Severance Package is contingent upon Employee's compliance with his continuing obligations to the Company under Sections 2, 3, 6, 7 and 8 of this Agreement. Under no circumstances shall Employee be entitled to received both the Severance Package and the Enhanced Severance Package. For purposes of this Agreement, a "Change of Control" shall be deemed to exist when any of the following occurs: (1) a merger or consolidation in which the Company is not the surviving entity; (2) a sale, transfer or other disposition of all or substantially all of the Company's assets; (3) a reverse merger in which the Company is the surviving entity but in which the Company's outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger; or (4) a liquidation or dissolution of the Company. A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons or entities who held the Company's securities immediately before such transaction. For purposes of this Agreement, "Good Reason" shall be limited to:
(1) a breach by the Company of a material term of this Agreement, which breach remains uncured for a period of 30 days after written notice of such breach from the Employee to the Company (such notice to specify the specific nature of the claimed breach and the manner in which the Employee requires such breach to be cured); or (2) the Company's failure to rectify within 30 days after written notice of Employee's intent to resign pursuant to this provision, a material and detrimental reduction in Employee's responsibilities and authority that occurs without a legitimate good faith business reason.

         (v) Employee shall be entitled to terminate his employment at any time and for any reason by providing the Company with a written notice of resignation at least 4 weeks prior to his intended resignation date. If Employee resigns pursuant to this provision by giving the Company at least 4 weeks written notice of his intent to resign, Employee shall be entitled to receive as full and final satisfaction of any and all claims under this Agreement (a) any unpaid Base Salary, bonus and Employee Benefits earned pro rata to the effective date of termination and (b) payment for any accrued, unused vacation benefits as of the effective date of termination.

11. Successors and Assigns: This Agreement may be assigned by the Company but not by Employee.

12. ARBITRATION: With the exception of claims by the Company or by Employee for injunctive and/or other equitable relief, Employee and the Company mutually consent to the resolution by arbitration of any and all legal or equitable claims or disputes between them, including but not limited to, claims arising out of or in connection with Employee's employment, separation from employment, or this Agreement. The Company and Employee mutually agree that such arbitration shall be in accordance with the then-current Employment Dispute Resolution Rules of the American Arbitration Association (the "AAA") before an arbitrator who is licensed to practice law. One arbitrator shall be used and shall be chosen by mutual agreement of the parties. The arbitrator shall issue a written decision and award stating the reasons therefor. The decision and award shall be final and binding on both parties, their heirs, executors, administrators, successors, and assigns. The arbitration filing fee and the costs and expenses of the arbitrator shall be borne evenly by the parties. It is the intention of the parties that this Agreement shall be enforceable under the Federal Arbitration Act, the Texas General Arbitration Act, and at common law. The prevailing party in arbitration may, at the arbitrator's sole discretion, be awarded attorney's fees, the arbitration filing fee and the costs and expenses of the arbitrator.

13.  Rules  of   Construction:   The  following   provisions  shall  govern  the
interpretation and enforcement of this Agreement:

(a) Entire Agreement: This Agreement contains the entire understanding between the parties hereto concerning the subject matter contained herein and supersedes any prior written or oral agreements between the parties. This Agreement does not supersede the Company's rights under any agreement between Employee and the Company that (i) protects the Company's proprietary information or intellectual property, or (ii) prohibits Employee from competing with the Company or soliciting the Company's customers, suppliers or employees; rather all such rights of the Company under any such agreements shall be in addition to the rights granted herein.

(b) Severability: If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties respective rights and obligations hereunder.

(c) Waiver: Failure of either party to enforce any provision of this Agreement shall not constitute a waiver of that particular provision, or of any other provisions, of this Agreement.

(d) Choice of Law/Venue: The laws of Texas will govern the validity, interpretation and effect of this Agreement and any other dispute relating to, or arising out of this Agreement. This Agreement is performable in Travis County, Texas.

(e) Counterparts: This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes.

14. notices: Any and all written notices required to be delivered under the terms of this Agreement shall be forwarded by personal delivery, facsimile or certified U.S. mail. Notices shall be deemed to be communicated and effective on the day of receipt. Such notices shall be addressed to each party as follows:

         If to Employee, to:                   If to the Company, to:

         Jim Livingston                        USOL Holdings, Inc.
         10300 Metric Boulevard                10300 Metric Boulevard
         Austin, Texas 78758                   Austin, Texas 78758
                                               Attn: Board of Directors

Any party may change its or his address for the purpose of receiving notices and other communications as provided in this Agreement by a written notice given in the manner described above to the other parties.



EXECUTED on this __ day of November, 2001.


EMPLOYEE:                                   THE COMPANY

James W. Livingston                         USOL Holdings, Inc.
                                            An Oregon Corporation


                                            By:
---------------------------------------        ---------------------------------
James W. Livingston                         Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                   MEMORANDUM


         To:               The Board of Directors of USOL Holdings, Inc.

         From:             James W. Livingston

         Re:               Resignation of Board Positions



         This notice constitutes my resignation from any and all positions that I hold on the Board of Directors of USOL Holdings, Inc. and any and all its subsidiaries to be effective immediately upon my separation from employment.



                                           ---------------------------
                                           James W. Livingston